UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTIONS 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) June 22, 2012

ENTEGRIS, INC.

(Exact name of registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction of Incorporation or Organization)

001-32598	41-1941551
(Commission File Number)	(I.R.S. Employer Identification No.)

129 Concord Road, Billerica, MA	01821
(Address of principal executive offices)	(Zip Code)

(978) 436-6500

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Resignation of Chief Accounting Officer.

Effective June 22, 2012, Ms. Lynn Blake, VP and Chief Accounting Officer of the Company resigned to take the position of Chief Financial Officer at another public company headquartered in the Minneapolis/St. Paul area.

(c) Appointment of Chief Accounting Officer.

Effective June 22, 2012, Michael D. Sauer was appointed Vice President, Controller and Chief Accounting Officer of the Company. Prior to his appointment Mr. Sauer, age 46, served as the Company’s Corporate Controller since 2008. From the August 2005 merger of Mykrolis Corporation into the Company until April 2008 he served as Director of Treasury and Risk Management. Mr. Sauer joined Fluoroware, Inc., a predecessor to the Company in 1988 and held a variety of finance and accounting positions until 2001 when he became the Director of Business Development for the successor to Fluoroware, Entegris, Inc., a Minnesota corporation, serving in that position until the above referenced merger.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ENTEGRIS, INC.

Dated: June 26, 2012	By	/s/ Peter W. Walcott	.

Peter W. Walcott,
Senior Vice President & General Counsel